EXHIBIT 23.1




                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS





To the Stockholders of
TST/Impreso, Inc.:


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated October 20,1999, included in TST/Impreso, Inc.'s Form 10-K/A for the year ended August 31, 1999, and to all references to our firm included in this registration statement.



                                        ARTHUR ANDERSEN LLP


Dallas, Texas
January 19, 2000



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